Exhibit 10.23.8

EXECUTION VERSION

AMENDMENT NO. 8 TO MASTER REPURCHASE AND SECURITIES CONTRACT
AMENDMENT NO. 8 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of January 21, 2022 (this “Amendment”), between and among ISSUED HOLDINGS CAPITAL CORPORATION, a Virginia corporation (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as buyer (in such capacity, the “Buyer”) and DYNEX CAPITAL, INC., a Virginia corporation having its principal place of business at 4991 Lake Brook Drive, Suite 100, Glen Allen, VA 23060 (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 6, 2012 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of October 1, 2013, as further amended by that certain Amendment No. 2 to Master Repurchase and Securities Contract, dated as of February 5, 2015, as further amended by that certain Amendment No. 3 to Master Repurchase and Securities Contract, dated as of April 26, 2016, as further amended by that certain Amendment No. 4 to Master Repurchase and Securities Contract, dated as of May 12, 2017, as further amended by that certain Amendment No. 5 to Master Repurchase and Securities Contract, dated as of May 9, 2019, as further amended by that certain Amendment No. 6 to Master Repurchase and Securities Contract, dated as of June 11, 2019, as further amended by that certain Amendment No. 7 to Master Repurchase and Securities Contract, dated as of June 8, 2021, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, in connection with the Repurchase Agreement, (i) Guarantor executed and delivered to Buyer a Guarantee Agreement, dated as of August 6, 2012 (as amended by that certain Amendment No. 1 to Guarantee Agreement, dated as of September 13, 2018, as further amended by that certain Amendment No. 2 to Guarantee Agreement, dated of even date herewith, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”), and (ii) Buyer and Seller executed and delivered a Fee and Pricing Letter dated as of August 6, 2012 (as amended by that certain Amendment No. 1 to Fee and Pricing Letter, dated as of October 1, 2013, as further amended by Amendment No. 2 to Fee and Pricing Letter, dated as of February 5, 2015, as further amended by Amendment No. 3 to Fee and Pricing Letter, dated as of April 26, 2016, as further amended by Amendment No. 4 to Fee and Pricing Letter, dated as of May 12, 2017, as further amended by Amendment No. 5 to Fee and Pricing Letter, dated as of June 11, 2019, as further amended by Amendment No. 6 to Fee and Pricing Letter, dated as of February 4, 2021, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee and Pricing Letter”);
WHEREAS, Seller, Buyer and Guarantor acknowledge and agree that Buyer and Seller shall not enter into any new LIBOR contracts under the Repurchase Agreement after December 31, 2021; and

WHEREAS, Seller, Buyer and Guarantor have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.
THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Guarantor and Buyer each hereby agree as follows:
SECTION 1.    Amendments to Repurchase Agreement.
1.1    Section 2.01 of the Repurchase Agreement is hereby amended by inserting the following new definition in correct alphabetical order:
“Material Impairment Threshold”: Defined in the Fee Letter.
1.2    Article 2 of the Repurchase Agreement is hereby amended by inserting the following new Section 2.03 at the end thereof in correct numerical order:
“Section 2.03    Rates. Price Differential on Transactions denominated in Dollars or any other currency permitted hereunder (if any) may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate, the rates in any Benchmark, any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes implemented in accordance with Section 12.01. Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”
1.3    Section 4.01(a) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    If on any date (i) the Market Value of all Purchased Assets is less than (ii) the product of (A) Buyer’s Margin Percentage times (B) the outstanding Repurchase Price for all Purchased Assets as of such date (the excess, if any, of (ii) over (i), a “Margin Deficit”), Seller shall, upon notice from Buyer (such notice, a “Margin Call”) transfer to Buyer cash, or if Seller and Buyer mutually agree, transfer to Buyer or Custodian for no additional consideration additional Eligible Assets and/or Agency ARMS (collectively), (“Additional Purchased Assets”), so that after giving effect to such transfers and payments, the Margin Deficit has been reduced to zero; provided that, prior to the occurrence and continuance of a Default or an Event of Default, Buyer shall only make a Margin Call if the related Margin Deficit equals or exceeds the Material Impairment Threshold. Buyer shall apply the funds or Additional Purchased Assets received in satisfaction of a Margin Deficit to the Repurchase Obligations in such manner as Buyer determines. Notice of a Margin Deficit may be given by any means provided in this Agreement. Any notice received before 11:00 a.m. New York City time on a Business Day shall be met with payment of cash or transfer of Additional Purchased Assets, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time on the following Business Day; notice received after 11:00 a.m. New York City time on a Business Day shall be met with payment of cash or transfer of Additional Purchased Assets, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time two (2) Business Days following the date of such notice.”
SECTION 2.    Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor (the “Amendment Effective Date”).
SECTION 3.    Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) each is in compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms its representations, warranties and covenants contained in the Repurchase Agreement.
SECTION 4.    Acknowledgement of Seller. Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.
SECTION 5.    Acknowledgement of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee to the extent of the Obligations (as defined therein), as such obligations may be prolonged pursuant to this Amendment, and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.
SECTION 6.    Limited Effect. Except as expressly amended and modified by Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.
SECTION 7.    No Novation, Effect of Agreement. Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.
SECTION 8.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 9.    Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.
SECTION 10.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 11.    Waivers. (a) Each of Seller and Guarantor acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement, the Guarantee Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller and Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Documents, in each case occurring or existing on or prior to the date hereof, including, but not limited to, any action or failure to act under the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence, willful misconduct or bad faith in connection with the Repurchase Agreement or the other Repurchase Document.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
SELLER
ISSUED HOLDINGS CAPITAL CORPORATION, a Virginia corporation

By:     /s/ Stephen J. Benedetti
Name: Stephen J. Benedetti
Title: President

By:     /s/ Wayne E. Brockwell
Name: Wayne E. Brockwell
Title: Senior Vice President

BUYER
WELLS FARGO BANK, N.A., a national banking association

By:     /s/ John Rhee
Name: John Rhee
Title: Managing Director

GUARANTOR
DYNEX CAPITAL, INC., a Virginia corporation

By:     /s/ Stephen J. Benedetti
Name: Stephen J. Benedetti
Title: Executive Vice President, Chief Financial
Officer, Chief Operating Officer

By:     /s/ Wayne E. Brockwell
Name: Wayne E. Brockwell
Title: Senior Vice President